As filed with the Securities and Exchange Commission on November 21, 2003.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A-1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PILGRIM’S PRIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1285071
(State of incorporation or organization)	(IRS Employer Identification No.)

110 South Texas Street Pittsburg, Texas	75686-0093
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

On November 20, 2003, (i) the stockholders of Pilgrim’s Pride Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation which reclassified each share of the Company’s Class A common stock, par value $.01 per share (the “Class A Common Stock”) and each share of the Company’s Class B common stock, par value $.01 per share (the “Class B Common Stock”) into one share of new Common Stock (the “Common Stock”). The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware effecting the Amendment on November 21, 2003.

A description of the Common Stock is set forth in the Company’s Registration Statement on Form 8-A/A-3 filed with the Commission on November 21, 2003.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

1.	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 (the “2002 10-K”)).

2.	Certificate of Amendment of Certificate of Incorporation of Pilgrim’s Pride Corporation (filed herewith).

3.	Amended and Restated Corporate Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s 2002 10-K).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: November 21, 2003	By:	/s/ Richard A. Cogdill

Richard A. Cogdill Executive Vice President, Chief Financial Officer, Secretary and Treasurer

2

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 (the “2002 10-K”)).

2.	Certificate of Amendment of Certificate of Incorporation of Pilgrim’s Pride Corporation (filed herewith).

3.	Amended and Restated Corporate Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s 2002 10-K).